 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 16, 2014
Date of Report (Date of earliest event reported)

ECOLOGY AND ENVIRONMENT, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive
Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensation Arrangements of Certain Officers

Ecology and Environment, Inc. (the "Company") announced that, following its Annual Meeting of Stockholders on January 16, 2013, its Board of Directors appointed Gerard A. Gallagher III as its President, replacing Kevin S. Neumaier whose employment with the Company terminated effective January 17, 2014. The Board of Directors also appointed Fred J. McKosky as its Chief Operating Officer. A copy of the Company's January 21, 2014 press release announcing these new appointments is furnished hereto as Exhibit 99.1.

Mr. Gallagher, age 56, has been employed by E & E for 33 years. He was previously named Vice President and Regional Manager for Southern U.S. Operations in 1999 and Senior Vice President, Sustainability in 2008. He has a B.A. in Physical Geography from the State University of New York College at Buffalo.

Mr. McKosky, age 59, has been employed by E & E for 35 years and is a licensed Professional Engineer in the State of New York. He has served as Senior Vice President and Director of Corporate Technical Operations since 2006. Mr. McKosky has a B.S. in Environmental Science and an M.S. in Environmental Engineering from Clarkson University.

Effective January 19, 2014, Mr. Gallagher's compensation is increased to $220,000 per year, and Mr. McKosky's compensation is increased to $192,500 per year.

Mr. Gallagher is the son of Gerard A. Gallagher, Jr., a Director of the Company.  Mr. McKosky has no familial relations with any executive officer or director of the Company.

Item 5.07                          Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on January 16, 2014.  At the meeting, stockholders:  (a) elected two (2) Class A nominees and five (5) Class B nominees for election as Directors of the Company and (b) through two (2) advisory votes: (i) approved the compensation paid to the Company's Named Executives and (ii) determined the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the Named Executive Officers which is every year.  Set forth below are the names of the nominees for election as Director of the Company, and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes and the results of the two advisory votes.

Class A Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ross M. Cellino	1,046,975	329,210	-0-
Timothy Butler	1,226,041	110,144	-0-

Class B Nominee	Votes For	Votes Withheld
Frank B. Silvestro	964,877	490,519
Gerald A. Strobel	1,455,273	123
Ronald L. Frank	1,455,273	123
Gerard A. Gallagher, Jr.	1,455,273	123
Michael C. Gross	1,455,273	123

Advisory Vote Compensation	For	Against	Abstain	Broker Non-Votes
Class A Common Stock (@1/10 vote per share)	109,846.1	26,423.2	1,348.9	-0-
Class B Common Stock (@ 1 vote per share)	1,339,275	1,243	114,878	-0-

Advisory Vote Frequency of Compensation Vote	1 Year	2 Years	3 Years	Broker Non-Votes	Abstain
Class A Common Stock (@1/10 vote per share)	117,261.0	3,553.7	5,301.9	-0-	11,501.7
Class B Common Stock (@1 vote per share)	607,073	72,088	582,751	-0-	193,484

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

No.	Description
99.1	January 21, 2014 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	January 21, 2014	ECOLOGY AND ENVIRONMENT, INC. /s/ Ronald L. Frank
Ronald L. Frank Executive Vice President